Exhibit 99.1


                  Certification Required by 18 U.S.C. Sec. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)
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         In connection with the filing by Hospitality Properties Trust (the "Company") of the Quarterly Report on Form 10-Q for the period ending September 30, 2002 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/Barry M. Portnoy                           /s/John G. Murray
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Barry M. Portnoy                              John G. Murray
Managing Trustee                              President and Chief
                                                       Operating Officer


/s/Gerard M. Martin                           /s/Mark L. Kleifges
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Gerard M. Martin                              Mark L. Kleifges
Managing Trustee                              Treasurer and Chief
                                                       Financial Officer